FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

SUN COMMUNITIES, INC. ANNOUNCES ACQUISITION OF
KENTLAND COMMUNITIES

Southfield, MI, June 29, 2011 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today announced that, on June 23, 2011, it acquired 17 manufactured home communities and 1 recreational vehicle community from certain entities (collectively “Kentland”) controlled by Kentland Corporation, Wilbur A. Lettinga, William B. Lettinga and Michael Lettinga for approximately $142.3 million. The Company acquired the communities, personal property and other intangibles associated with the communities from Kentland.  In connection with these transactions, the Company assumed $52.6 million of existing debt, paid off $24.8 million of existing debt, issued $45.5 million of preferred OP units and paid $19.4 million in cash.  The pay-off of existing debt was financed largely by $22.9 million of new debt on five (5) of the Kentland communities and one other existing community which bears a weighted average interest rate of 3.02 percent and has a weighted average maturity of 3.1 years. The $52.6 million of assumed debt carries a weighted average interest rate and weighted average maturity of 5.66 percent and 4.8 years, respectively. The preferred OP units carry an annual yield of 5.10 percent for the first two years and 6.00 percent thereafter and are convertible into shares of the Company’s common stock at a conversion price of $41 per share.  The acquisition includes 191 manufactured homes and $3.5 million of chattel notes collateralized by manufactured homes.  The 18 communities acquired are located in western Michigan and comprise 5,042 manufactured home sites and 281 recreational vehicle sites.

As of the date of this release, the Company’s assumption of $5.6 million of the $52.6 million of assumed debt related to two of the 18 Kentland communities is pending completion of the final documentation with the lender, which is expected within the next few days.

As previously announced, the transaction is expected to contribute $0.24 to $0.28 of FFO per fully diluted share/OP unit in its initial twelve months, excluding the effect of transaction costs and the equity issued earlier in the year to fund the cash required for the transaction. The equity issuance was previously included in the Company’s 2011 guidance.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 155 communities comprising approximately 53,500 developed sites.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our Form 10-K for the year ended December 31, 2010, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.